Exhibit 99.1

Smith & Wesson Brands, Inc. Reports

First Quarter Fiscal 2023 Financial Results

•	Q1 Net Sales of $84.4 Million

•	Q1 Gross Margin of 37.3%; Non-GAAP Gross Profit of 38.8%

•	Q1 EPS of $0.07/Share; Q1 Adjusted EBITDAS Margin of 18.5%

•	$110.5 Million of Cash on Hand

SPRINGFIELD, Mass., September 8, 2022 – Smith & Wesson Brands, Inc. (NASDAQ Global Select: SWBI), a U.S.-based leader in firearm manufacturing and design, today announced financial results for the first quarter fiscal year 2023, ended July 31, 2022.

First Quarter Fiscal 2023 Financial Highlights

•	Net sales were $84.4 million, a decrease of $190.2 million, or 69.3%, from the comparable quarter last year, and $11.0 million, or 11.6%, lower than the comparable quarter in fiscal 2020.

•	Gross margin was 37.3% compared with 47.3% in the comparable quarter last year and 37.3% in the comparable quarter in fiscal 2020. Excluding relocation costs, gross margin would have been 38.8%.

•

GAAP net income was $3.3 million, or $0.07 per diluted share, compared with $76.9 million, or $1.57 per diluted share, for the comparable quarter last year, and with $2.2 million, or $0.04 per diluted share, for the comparable quarter in fiscal 2020.

•

Non-GAAP net income was $5.1 million, or $0.11 per diluted share, compared with $77.1 million, or $1.57 per diluted share, for the comparable quarter last year, and with $2.2 million, or $0.04 per diluted share, for the comparable quarter in fiscal 2020. GAAP to non-GAAP adjustments for income exclude costs related to the planned relocation of our headquarters and certain manufacturing and distribution operations to Tennessee, the spin-off of the outdoor products and accessories business in fiscal 2021, COVID-19 related expenses, and other costs. For a detailed reconciliation, see the schedules that follow in this release.

•

Non-GAAP Adjusted EBITDAS was $15.7 million, or 18.5% of net sales, compared with $109.6 million, or 39.9% of net sales, for the comparable quarter last year, and with $17.3 million, or 18.2% of net sales, for the comparable quarter in fiscal 2020.

Mark Smith, President and Chief Executive Officer, commented, “As expected, our first quarter results reflected a return to a normal demand pattern at the retail counter for firearms combined with temporary headwinds from inventory corrections within the channel. Despite a challenging quarter from a top-line perspective, the team delivered impressive profitability, which far exceeded the pre-pandemic comparable quarter in fiscal 2020 – not just in relative percentages but in absolute dollars. With a pickup in order rates over the past few weeks and a significant drop in unit inventory levels within the channel, we believe the inventory correction should now largely be in the rearview mirror. We continue to expect strong profitability over the remainder of the year aided by our disciplined approach to cost control and promotional spending.”

Deana McPherson, Executive Vice President and Chief Financial Officer, commented, “Our financial performance continues to reflect tough year-over-year comparisons due to the return to more normalized levels of demand following the surge. We were pleased with our gross margin, which was equal to our gross margin in the first quarter of fiscal 2020 in spite of lower sales and 1.5% better when adjusted for the relocation. Our balance sheet remains strong with $110.5 million of cash and no debt, and we expect to continue generating strong cash flow for the foreseeable future. Consistent with our capital allocation strategy, our board of directors has authorized a $0.10 per share quarterly dividend, which will be paid to stockholders of record on September 22, 2022 with payment to be made on October 6, 2022.”

Conference Call and Webcast

The company will host a conference call and webcast on September 8, 2022 to discuss its first quarter fiscal 2023 financial and operational results. Speakers on the conference call will include Mark Smith, President and Chief Executive Officer, and Deana McPherson, Executive Vice President and Chief Financial Officer. The conference call may include forward-looking statements. The conference call and webcast will begin at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Those interested in listening to the conference call via telephone should click “here” to pre-register for the conference call and obtain your dial-in number and unique PIN number. The conference call audio webcast can also be accessed live on the company’s website at www.smith-wesson.com, under the Investor Relations section.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

In this press release, certain non-GAAP financial measures, including “non-GAAP net income,” “Adjusted EBITDAS,” and “free cash flow” are presented. From time-to-time, we consider and use these supplemental measures of operating performance in order to provide the reader with an improved understanding of underlying performance trends. We believe it is useful for us and the reader to review, as applicable, both (1) GAAP measures that include (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization, (iv) stock-based compensation expense, (v) COVID-19 expenses, (vi) transition costs, (vii) amortization of acquired intangible assets, (viii) spin related stock compensation, (ix) Relocation expense, and (x) the tax effect of non-GAAP adjustments; and (2) the non-GAAP measures that exclude such information. We present these non-GAAP measures because we consider them an important supplemental measure of our performance. Our definition of these adjusted financial measures may differ from similarly named measures used by others. We believe these measures facilitate operating performance comparisons from period to period by eliminating potential differences caused by the existence and timing of certain expense items that would not otherwise be apparent on a GAAP basis. These non-GAAP measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for our GAAP measures. The principal limitations of these measures are that they do not reflect our actual expenses and may thus have the effect of inflating its financial measures on a GAAP basis.

About Smith & Wesson Brands, Inc.

Smith & Wesson Brands, Inc. (NASDAQ Global Select: SWBI) is a U.S.-based leader in firearm manufacturing and design, delivering a broad portfolio of quality handgun, long gun, and suppressor products to the global consumer and professional markets under the iconic Smith & Wesson®, M&P®, and Gemtech® brands. The company also provides manufacturing services including forging, machining, and precision plastic injection molding services. For more information call (800) 331-0852 or visit www.smith-wesson.com.

Safe Harbor Statement

Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and we intend that such forward-looking statements be subject to the safe-harbor created thereby. Such forward-looking statements include, among others, (i) our belief that, with a pickup in order rates over the past few weeks and a significant drop in unit inventory levels within the channel, the inventory correction should now largely be in the rearview mirror, (ii) our expectation of strong profitability over the remainder of the year aided by our disciplined approach to cost control and promotional spending, and (iii) our expectation that we will continue generating strong cash flow for the foreseeable future. We caution that these statements are qualified by important risks, uncertainties, and other factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include, among others, economic, social, political, legislative, and regulatory factors; the potential for increased regulation of firearms and firearm-related products; actions of social activists that could have an adverse effect on our business; the impact of lawsuits; the demand for our products; the state of the U.S. economy in general and the firearm industry in particular; general economic conditions and consumer spending patterns; our competitive environment; the supply, availability, and costs of raw materials and components; our anticipated growth and growth opportunities; our strategies; our ability to maintain and enhance brand recognition and reputation; our ability to effectively manage and execute the planned relocation of our headquarters and certain of our operations to Tennessee; our ability to introduce new products; the success of new products; the potential for cancellation of orders from our backlog; and other risks detailed from time to time in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended April 30, 2022.

Contact:

investorrelations@smith-wesson.com

(413) 747-3448

SMITH & WESSON BRANDS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	As of:
	July 31, 2022	April 30, 2022

	(In thousands, except par value and share data)
ASSETS
Current assets:
Cash and cash equivalents	$110,452	$120,728
Accounts receivable, net of allowances for credit losses of $15 on July 31, 2022 and $36 on April 30, 2022	23,781	62,695
Inventories	182,501	136,660
Prepaid expenses and other current assets	8,893	5,569
Income tax receivable	748	1,945

Total current assets	326,375	327,597

Property, plant, and equipment, net	160,793	135,591
Intangibles, net	3,614	3,608
Goodwill	19,024	19,024
Deferred income taxes	1,221	1,221
Other assets	10,229	10,435

Total assets	521,256	497,476

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$53,865	$30,042
Accrued expenses and deferred revenue	24,628	23,482
Accrued payroll and incentives	15,936	17,371
Accrued income taxes	1,829	2,673
Accrued profit sharing	17,031	13,543
Accrued warranty	1,763	1,838

Total current liabilities	115,052	88,949
Deferred income taxes	—	—
Finance lease payable, net of current portion	37,323	37,628
Other non-current liabilities	9,435	10,385

Total liabilities	161,810	136,962

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized, 74,810,967 issued and 45,770,597 shares outstanding on July 31, 2022 and 74,641,439 shares issued and 45,601,069 shares outstanding on April 30, 2022	75	75
Additional paid-in capital	278,297	278,101
Retained earnings	503,376	504,640
Accumulated other comprehensive income	73	73
Treasury stock, at cost (29,040,370 shares on April 30, 2022 and April 30, 2021)	(422,375)	(422,375)

Total stockholders’ equity	359,446	360,514

Total liabilities and stockholders’ equity	$521,256	$497,476

SMITH & WESSON BRANDS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	For the Three Months Ended July 31,
	2022	2021

	(In thousands, except per share data)
Net sales	$84,394	$274,609
Cost of sales	52,923	144,667

Gross profit	31,471	129,942

Operating expenses:
Research and development	1,673	1,808
Selling, marketing, and distribution	8,027	10,634
General and administrative	17,854	17,614

Total operating expenses	27,554	30,056

Operating income	3,917	99,886

Other income/(expense), net:
Other income/(expense), net	673	660
Interest expense, net	(433)	(544)

Total other income/(expense), net	240	116

Income from operations before income taxes	4,157	100,002
Income tax expense	845	23,120

Net income	$3,312	$76,882

Net income per share:
Basic - net income	$0.07	$1.59

Diluted - net income	$0.07	$1.57

Weighted average number of common shares outstanding:
Basic	45,739	48,394
Diluted	46,102	49,050

SMITH & WESSON BRANDS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Year Ended
	July 31, 2022	July 31, 2021

	(In thousands)
Cash flows from operating activities:
Net income	$3,312	$76,882
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,549	7,466
Loss on sale/disposition of assets	(46)	57
Provision for losses/(recoveries) on notes and accounts receivable	(21)	(56)
Stock-based compensation expense	1,177	1,452
Changes in operating assets and liabilities:
Accounts receivable	38,935	26,300
Inventories	(45,841)	(18,663)
Prepaid expenses and other current assets	(3,324)	(96)
Income taxes	353	21,988
Accounts payable	2,721	(2,443)
Accrued payroll and incentives	(1,435)	(9,114)
Accrued profit sharing	3,488	3,834
Accrued expenses and deferred revenue	1,119	405
Accrued warranty	(75)	(297)
Other assets	206	1,677
Other non-current liabilities	(973)	(305)

Net cash provided by operating activities	7,145	109,087

Cash flows from investing activities:
Payments to acquire patents and software	(94)	(69)
Proceeds from sale of property and equipment	46	70
Payments to acquire property and equipment	(11,538)	(5,769)

Net cash used in investing activities	(11,586)	(5,768)

Cash flows from financing activities:
Payments on finance lease obligation	(278)	(264)
Payments to acquire treasury stock	—	(40,000)
Dividend distribution	(4,576)	(3,844)
Payment of employee withholding tax related to restricted stock units	(981)	(815)

Net cash used in financing activities	(5,835)	(44,923)

Net (decrease)/increase in cash and cash equivalents	(10,276)	58,396
Cash and cash equivalents, beginning of period	120,728	113,017

Cash and cash equivalents, end of period	$110,452	$171,413

Supplemental disclosure of cash flow information
Cash paid for:
Interest	$546	$538
Income taxes	$551	$1,131

SMITH & WESSON BRANDS, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES

(Dollars in thousands, except per share data)

(Unaudited)

	For the Three Months Ended
	July 31, 2022		July 31, 2021
	$	% of Sales	$	% of Sales
GAAP gross profit	$31,471	37.3%	$129,942	47.3%
Relocation expenses	1,244	1.5%	—	—
COVID-19	—	0.0%	28	0.0%

Non-GAAP gross profit	$32,715	38.8%	$129,970	47.3%

GAAP operating expenses	$27,554	32.6%	$30,056	10.9%
Amortization of acquired intangible assets	—	0.0%	(72)	0.0%
COVID-19	—	0.0%	(48)	0.0%
Spin related stock-based compensation	(28)	0.0%	(72)	0.0%
Relocation expenses	(976)	-1.2%	—	—

Non-GAAP operating expenses	$26,550	31.5%	$29,864	10.9%

GAAP operating income	$3,917	4.6%	$99,886	36.4%
Amortization of acquired intangible assets	—	0.0%	72	0.0%
COVID-19	—	0.0%	76	0.0%
Spin related stock-based compensation	28	0.0%	72	0.0%
Relocation expenses	2,220	2.6%	—	—

Non-GAAP operating income	$6,165	7.3%	$100,106	36.5%

GAAP net income	$3,312	3.9%	$76,882	28.0%
Amortization of acquired intangible assets	—	0.0%	72	0.0%
COVID-19	—	0.0%	76	0.0%
Spin related stock-based compensation	28	0.0%	72	0.0%
Relocation expenses	2,220	2.6%	—	—
Tax effect of non-GAAP adjustments	(450)	-0.5%	(51)	0.0%

Non-GAAP net income	$5,110	6.1%	$77,051	28.1%

GAAP net income per share - diluted	$0.07		$1.57
Amortization of acquired intangible assets	—		—
COVID-19	—		—
Spin related stock-based compensation	—		—
Relocation expenses	0.05		—
Tax effect of non-GAAP adjustments	(0.01)		—

Non-GAAP net income per share - diluted	$0.11		$1.57

SMITH & WESSON BRANDS, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP INCOME FROM OPERATIONS TO NON-GAAP ADJUSTED EBITDAS

(in thousands)

(Unaudited)

	For the Three Months Ended
	July 31, 2022	July 31, 2021
GAAP net income	$3,312	$76,882
Interest expense	569	584
Income tax expense	845	23,120
Depreciation and amortization	7,527	7,443
Stock-based compensation expense	1,177	1,452
COVID-19	—	76
Relocation expense	2,220	—

Non-GAAP Adjusted EBITDAS	$15,650	$109,557

SMITH & WESSON BRANDS, INC. AND SUBSIDIARIES

RECONCILIATION OF OPERATING CASH FLOW FROM OPERATIONS TO FREE CASH FLOW

(In thousands)

(Unaudited)

	For the Three Months Ended
	July 31, 2022	July 31, 2021
Net cash provided by operating activities	$7,145	$109,087
Net cash used in investing activities	(11,586)	(5,768)

Free cash flow	$(4,441)	$103,319